Exhibit 99.1

                COURTESY OF PR NEWSWIRE COMPLIMENTARY MONITORING

     PERMA-FIX ENVIRONMENTAL SERVICES APPOINTS NEW VICE PRESIDENT AND CHIEF
                               FINANCIAL OFFICER

PR Newswire -- May 17, 2006

GAINESVILLE, Fla., May 17 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI) (BSE: PESI) (Germany: PES.BE) today announced the appointment of Mr. Steven Baughman, CPA, as Vice President and Chief Financial Officer.

Mr. Baughman brings over 20 years of experience in the waste management industry. Most recently, Mr. Baughman served as Vice President, Finance, Control & Analysis for Waste Management, Inc. (NYSE: WMI), where he had extensive regulated industry experience and managed financials for a $2.5 billion waste management operation in southern U.S. Prior to the most recent position with Waste Management, Mr. Baughman was Vice President, International Controller, located in London, GB, where he led all the financial activities of a $1 billion international division of the company.

Dr. Louis F. Centofanti, chairman and chief executive officer, stated, "Steve brings a wealth of financial and management experience in the waste management industry. He has an impressive record of managing all financial aspects of a Fortune 200 company. With Steve's extensive financial expertise, leadership skills, and international financial experience, I am extremely confident in the future of Perma-Fix."

Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Company has increased its focus on the Nuclear services segment, which provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including DOE and the U.S. Department of Defense and nuclear utilities. The Industrial services segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

This press release contains "forward-looking statements" which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements include, but are not limited to, the information concerning the future prospects for our Company. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct.

There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including without limitation, future economic conditions; industry conditions; competitive pressures and our ability to apply and market our technologies; that neither the federal government nor any other party to a subcontract involving the federal government terminates or renegotiates any material contract granted to us prior to expiration of the term of the contract, as such contracts are generally terminable or renegotiable on 30 day notice, at the government's option; or the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract; that pending or future litigation or administrative proceeding (including, but not limited to, the pending proceedings brought by the U.S. Environmental Protection Agency against Perma- Fix of Dayton, Inc. ["PFD"] alleging that PFD's operations require it to operate under a title V Air permit and a citizens' suit against PFD alleging similar matters) is resolved unfavorably to us; and the additional factors referred to under "Special Note Regarding Forward-Looking Statements" of our 2005 Form 10-K and the Forward-Looking Statements discussed in our Form 10-Q for the first quarter of 2006. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

     Please visit us on the World Wide Web at http://www.perma-fix.com .

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             05/17/2006
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO, Perma-Fix Environmental Services, Inc., +1-770-587-5155; or James Kautz, jkautz@epochfinancial.com, or J. Todd Atenhan, both of EPOCH Financial Group, Inc., +1-888-917-5105; or Herbert Strauss, European Investor Relations, +011-43-316-296-316, or herbert@eu-ir.com; or Stephanie Stern, Stern & Co., +1-212-888-0044, all for Perma-Fix/
    /Web site:  http://www.perma-fix.com /
    (PESI)